Exhibit 10.14
AMENDMENT NO. 3
TO
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 13, 2011 (this “Amendment Agreement”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Wells Partnership”; Wells Timberland and Wells Partnership each a “Borrower” and together, the “Borrowers”), the various other Loan Parties (as hereinafter defined) parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrowers, Wells TRS Harvesting Operations, LLC, Wells Timberland REIT, Inc., Wells Timberland TRS, Inc., Wells Timberland HBU, LLC (such entities, together with the Borrowers, collectively, the “Loan Parties”), the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 24, 2010 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of June 29, 2010, and that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of June 10, 2011, the “Existing Credit Agreement”);
WHEREAS, the Loan Parties have requested that, as of the Amendment Effective Date (as hereinafter defined), the Existing Credit Agreement be amended as set forth in this Amendment Agreement;
WHEREAS, pursuant to Section 11.1 of the Existing Credit Agreement, the Administrative Agent and the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;
WHEREAS, the Loan Parties have requested the prior written consent of the Administrative Agent and the Required Lenders to certain amendments to the Wells Timberland Operating Agreement; and
WHEREAS, pursuant to Section 7.2.10(b) of the Existing Credit Agreement, the Administrative Agent and the Lenders are willing, subject to the terms and conditions hereinafter set forth, to grant such consent;
NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS

SECTION 1.1.    Certain Definitions. The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.
“Amended Credit Agreement” is defined in Article V.
“Amendment Agreement” is defined in the preamble.
“Amendment Effective Date” is defined in Section 6.1.1.

“Borrower(s)” is defined in the preamble.
“Existing Credit Agreement” is defined in the first recital.
“Lenders” is defined in the preamble.
“Loan Parties” is defined in the first recital.
“Proposed Amendments” is defined in Article III.
“Wells Partnership” is defined in the preamble.
“Wells Timberland” is defined in the preamble.

SECTION 1.2.     Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.
ARTICLE I
ARTICLE II
AMENDMENTS
SECTION 2.1.    By this Amendment Agreement, the following definitions amend and restate their corresponding definition in Section 1.1 of the Existing Credit Agreement in their entirety:
“Applicable Base Rate Margin” means (a) 2.50% per annum, if the Loan to Value Ratio is equal to or greater than 45%, (b) 2.25% per annum, if the Loan to Value Ratio is equal to or greater than 40% and less than 45%, (c) 2.00% per annum, if the Loan to Value Ratio is equal to or greater than 35% and less than 40% and (d) 1.50% per annum, if the Loan to Value Ratio is less than 35%. The Loan to Value Ratio used to compute the Applicable Base Rate Margin shall be the Loan to Value Ratio most recently calculated and reported pursuant to clause (e) of Section 7.1.1 or clause (w) or (x) of Section 7.1.11, as applicable; changes in the Applicable Base Rate Margin resulting from a change in the Loan to Value Ratio shall become effective upon delivery by Wells Manager to the Administrative Agent of a new Compliance Certificate, as required by clause (e) of Section 7.1.1 and upon the delivery by Wells Manager to the Administrative Agent of an updated Loan to Value Ratio, as required from time to time by clause (w) or (x) of Section 7.1.11. If Wells Manager shall fail to deliver a Compliance Certificate with respect to a Fiscal Quarter as and when required pursuant to clause (e) of Section 7.1.1, the Applicable Base Rate Margin, from and including the date it was required to deliver such Compliance Certificate to but not including the date Wells Manager delivers to the Administrative Agent a Compliance Certificate with respect to such Fiscal Quarter, shall conclusively be presumed to equal the highest relevant Applicable Base Rate Margin set forth above. The Applicable Base Rate Margin shall be automatically increased to the highest Applicable Base Rate Margin set forth above during all periods of time in which any Event of Default has occurred and is continuing.
“Applicable Commitment Fee Rate” means (a) 0.500% per annum, if the Loan to Value Ratio is equal to or greater than 45%, (b) 0.375% per annum, if the Loan to Value Ratio is equal to or greater than 35% and less than 45%, and (c) 0.250% per annum, if the Loan to Value Ratio is less than 35%. The Loan to Value Ratio used to compute the Applicable Commitment Fee Rate shall be the Loan to Value Ratio most recently calculated and reported pursuant to clause (e) of Section 7.1.1 or clause (w) or (x) of Section 7.1.11, as applicable; changes in the Applicable Commitment Fee Rate resulting from a change in the Loan to Value Ratio shall become effective upon delivery by Wells Manager to the Administrative Agent of a new Compliance Certificate, as required by clause (e) of Section 7.1.1 and upon the delivery by Wells Manager to the Administrative Agent of an updated Loan to Value Ratio, as required from time to time by clause (w) or (x) of Section 7.1.11. If Wells Manager shall fail to deliver a Compliance Certificate with respect to a Fiscal Quarter as and when required pursuant to clause (e) of Section 7.1.1, the Applicable Commitment Fee Rate, from and including the date it was required to deliver such Compliance Certificate to but not including the date Wells Manager delivers to the Administrative Agent a Compliance Certificate with respect to such Fiscal Quarter, shall conclusively be presumed to equal the highest relevant Applicable Commitment Fee Rate set forth above. The Applicable Commitment Fee Rate shall be automatically increased to the highest Applicable

Commitment Fee Rate set forth above during all periods of time in which any Event of Default has occurred and is continuing.
“Applicable LIBOR Margin” means (a) 3.50% per annum, if the Loan to Value Ratio is equal to or greater than 45%, (b) 3.25% per annum, if the Loan to Value Ratio is equal to or greater than 40% and less than 45%, (c) 3.00% per annum, if the Loan to Value Ratio is equal to or greater than 35% and less than 40% and (d) 2.50% per annum, if the Loan to Value Ratio is less than 35%. The Loan to Value Ratio used to compute the Applicable LIBOR Margin shall be the Loan to Value Ratio most recently calculated and reported pursuant to clause (e) of Section 7.1.1 or clause (w) or (x) of Section 7.1.11, as applicable; changes in the Applicable LIBOR Margin resulting from a change in the Loan to Value Ratio shall become effective upon delivery by Wells Manager to the Administrative Agent of a new Compliance Certificate, as required by clause (e) of Section 7.1.1 and upon the delivery by Wells Manager to the Administrative Agent of an updated Loan to Value Ratio, as required from time to time by clause (w) or (x) of Section 7.1.11. If Wells Manager shall fail to deliver a Compliance Certificate with respect to a Fiscal Quarter as and when required pursuant to clause (e) of Section 7.1.1, the Applicable LIBOR Margin, from and including the date it was required to deliver such Compliance Certificate to but not including the date Wells Manager delivers to the Administrative Agent a Compliance Certificate with respect to such Fiscal Quarter, shall conclusively be presumed to equal the highest relevant Applicable LIBOR Margin set forth above. The Applicable LIBOR Margin shall be automatically increased to the highest Applicable LIBOR Margin set forth above during all periods of time in which any Event of Default has occurred and is continuing.
SECTION 2.2.    By this Amendment Agreement, clause (c)(iii)(y) of Section 2.1.1 (“Mandatory Reductions”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
(y)    Mandatory Reduction. The Revolving Loan Commitment Amount shall be permanently reduced by the aggregate amount that the Revolving Loans are prepaid or repaid (or would be prepaid or repaid if the outstanding principal amount of the Revolving Loans was not less than such amount) pursuant to clause (b) of Section 3.1.2 (but without giving effect to the penultimate sentence of clause (b) of Section 3.1.2) at any time that the Term Loans and any Incremental Term Loans have been paid in full and the Loan to Value Ratio is greater than 45%, calculated on a pro forma basis.
SECTION 2.3.    By this Amendment Agreement, clause (b) of Section 3.1.2 (“Mandatory Prepayments and Repayments”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Mandatory Prepayments from Certain Sources. The Borrowers shall apply 100% of any Cost Basis Collateral Disposition Proceeds, Collateral Insurance Proceeds, LTC Lease Disposition Proceeds and Timber Lease Termination Proceeds (except as specified below) to prepay the outstanding principal amount of the Term Loans and any Incremental Term Loans and any Revolving Loans subject to the limitations set forth in Section 2.1.1(c)(iii)(y); provided, however, that if no Event of Default has occurred and is continuing, the Borrowers shall not be required to repay the Loans with the first $4,000,000 of Cost Basis Collateral Disposition Proceeds in any fiscal year if (x) the Loan to Value Ratio, calculated on a pro forma basis after giving effect to such disposition, does not exceed 40%, and (y) such Cost Basis Collateral Disposition Proceeds are used for (1) general working capital, (2) acquisitions of additional Real Property otherwise permitted pursuant to the terms and provisions of this Agreement, or (3) dividends, distributions or other payments permitted pursuant to Section 7.2.6 of this Agreement. For the avoidance of doubt, until the aggregate amount of Cost Basis Collateral Disposition Proceeds exceeds $4,000,000 in any fiscal year and so long as clause (x) of the preceding sentence is satisfied, Cost Basis Collateral Disposition Proceeds shall be deposited into the Revenue Account for further deposit into the Receipt Account and application in accordance with the Receipt Waterfall and clause (y) of the preceding sentence. Notwithstanding the foregoing, with respect to Timber Lease Termination Proceeds, the Borrowers shall prepay the Loans in an amount equal to 100% of such proceeds (i) to the extent the Timber Lease Termination Proceeds exceed $2,000,000 in connection with the termination of a single PLM Lease or a single portion of the LTC Lease or any other Timber Lease and (ii) once the aggregate amount of Timber Lease Termination Proceeds received during the term hereof exceeds $5,000,000 (regardless of whether such $5,000,000 in aggregate proceeds have been applied to prepay the Loans or applied in accordance with the Receipt Waterfall). In addition, the outstanding principal amount of the Loans shall be prepaid as and when required pursuant to the terms of the Receipt Waterfall. For the avoidance of doubt, until the aggregate amount of Timber Lease Termination Proceeds exceeds $5,000,000, Timber Lease Termination Proceeds not exceeding $2,000,000 in connection with the termination of a single PLM Lease or a single portion of the LTC Lease or any other Timber Lease shall be deposited into the Revenue Account for further deposit into the Receipt Account and application in accordance with the Receipt Waterfall.
SECTION 2.4.    By this Amendment Agreement, clause (a) of Section 7.1.14 (“Revenue Account”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
Each of the Borrowers and each other Loan Party acknowledges and confirms that, on or before the date hereof and pursuant to the terms of this Agreement, Wells Timberland has established and will maintain a deposit account at the Domestic Account Bank for the benefit of the Administrative Agent, as first priority secured party for the benefit of the Lender Parties, to serve as the “Revenue Account” (said account, and any account replacing the same in accordance with this Agreement, the “Revenue Account”). Wells Timberland shall cause and direct all amounts that are payable to it, including under the Master Stumpage Agreement from the harvesting of Timber, lease revenues, Net Collateral Disposition Proceeds in excess of Cost Basis Collateral Disposition Proceeds, the Cost Basis Collateral Disposition Proceeds (to the extent such Cost Basis Collateral Disposition Proceeds are not required to be applied to prepay the outstanding principal amount of the Loans pursuant to clause (b) of Section 3.1.2), payments under the LTC Lease Support Agreement (other than LTC Lease Disposition Proceeds), Timber Lease Termination Proceeds (to the extent such Timber Lease Termination Proceeds are not required to be applied to prepay the outstanding principal amount of the Loans pursuant to clause (b) of Section 3.1.2) and all other revenues from the ownership and operation of the Collateral to be deposited directly in the form received into the Revenue Account. Wells HBU shall cause and direct all amounts that are payable to it, including lease revenues, Net Collateral Disposition Proceeds in excess of Cost Basis Collateral Disposition Proceeds, the Cost Basis Collateral Disposition Proceeds (to the extent such Cost Basis Collateral Disposition Proceeds are not required to be applied to prepay the outstanding principal amount of the Loans pursuant to clause (b) of Section 3.1.2) and all other revenues from the ownership and operation of the Collateral to be deposited directly in the form received into the Revenue Account. Wells TRS Subsidiary shall pay directly into the Revenue Account, as and when due, all amounts owing by it to Wells Timberland pursuant to the Master Stumpage Agreement or otherwise. Wells Timberland, Wells HBU and each other Loan Party represents, warrants and covenants that except for the Revenue Account, the Interest Reserve Account, the Wells TRS Subsidiary Account, the Receipt Account, the Expense Account and the Working Capital Account, there are no other accounts into which revenues from the ownership and operation of the Collateral are deposited or held. So long as any Obligations shall be outstanding, none of Wells Timberland, Wells HBU or any other Loan Party shall open any accounts for the deposit of revenues from the ownership and operation of the Collateral other than the accounts listed in the immediately preceding sentence. Wells Timberland and the other Loan Parties acknowledge that the Domestic Account Bank may comply with instructions originated by the Administrative Agent without further consent by any of Wells Timberland or the other Loan Parties. Funds of Wells Timberland and Wells HBU which are deposited in the Revenue Account may at the direction of Wells Timberland, if no Default or Event of Default has occurred and is continuing, be invested in one or more Cash Equivalent Investments; provided, that under no circumstances shall the Lender Parties be liable for any losses that may be incurred by Wells Timberland or Wells HBU in the making of any such Cash Equivalent Investments.
SECTION 2.5.    By this Amendment Agreement, clause (b) of Section 7.2.4 (“Financial Covenants”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    On and after December 31, 2010 through and including December 12, 2011, at the end of each Fiscal Quarter and upon the sale or acquisition of any Real Property in accordance with the terms of this Agreement, the Loan to Value Ratio may not exceed 50%. On and after December

13, 2011, at the end of each Fiscal Quarter and upon the sale or acquisition of any Real Property in accordance with the terms of this Agreement, the Loan to Value Ratio may not exceed 45%.
SECTION 2.6.    By this Amendment Agreement, the attached Exhibit F amends and restates Exhibit F of the Existing Credit Agreement.

ARTICLE III
CONSENT
By this Amendment Agreement and as of the Amendment Effective Date, each of the Administrative Agent and the Lenders hereby gives its prior written consent to those certain amendments to the Wells Timberland Operating Agreement (the “Proposed Amendments”) set forth in the form of amendment attached hereto as Annex I and made a part hereof.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lenders to make the amendments provided for in Article II and to give their consent provided for in Article III, the Borrowers hereby jointly and severally (a) represent and warrant that (i) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing, and (iii) the Proposed Amendments are not contrary to the terms of the Existing Credit Agreement or any other Loan Documents, and (b) agree that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.
ARTICLE V
ACKNOWLEDGMENT OF LOAN PARTIES

By executing this Amendment Agreement, each of the Loan Parties hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date each reference therein to the Existing Credit Agreement shall refer to the Existing Credit Agreement after giving effect to this Amendment Agreement (the Existing Credit Agreement, as so amended the “Amended Credit Agreement”).
ARTICLE VI
CONDITIONS TO EFFECTIVENESS

SECTION 6.1.1. Amendment Effective Date. This Amendment Agreement shall become effective on such date (herein called the “Amendment Effective Date”) if and when the Administrative Agent shall have received counterparts of this Amendment Agreement duly executed and delivered on behalf of the Borrowers, each of the other Loan Parties, the Administrative Agent and all Lenders.
SECTION 6.1.2. Representations and Warranties. The representations and warranties made by the Borrowers pursuant to Article IV hereof as of the Amendment Effective Date shall be true and correct.
ARTICLE II
ARTICLE VII
MISCELLANEOUS

SECTION 7.1.    Cross-References. References in this Amendment Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment Agreement.
SECTION 7.2.    Loan Document Pursuant to Amended Credit Agreement. This Amendment Agreement is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.
SECTION 7.3.    Limitation of Amendment and Consent. The amendments set forth in Article II and the consent set forth in Article III shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement, the Wells Timberland Operating Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of either of the Borrowers or any other Loan Party which would require the consent of the Administrative Agent or any of the Lenders under the Existing Credit Agreement, the Wells Timberland Operating Agreement or any other Loan Document.
SECTION 7.4.    Counterparts. This Amendment Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.
SECTION 7.5.    Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 7.6.    Further Assurances. The Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Amendment Agreement, the Amended Credit Agreement and the other Loan Documents.
SECTION 7.7.Costs and Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent (including the fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment Agreement and the other agreements and documents entered into in connection herewith.
SECTION 7.8.    GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS:

TimberlandS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:	/s/ Brian M. Davis
Name: Brian M. Davis
Title: SVP and Chief Financial Officer

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

By: Wells Timberland REIT, Inc., as General Partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

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OTHER LOAN PARTIES:
WELLS TRS HARVESTING OPERATIONS, LLC

By:	Forest Resource Consultants, Inc., as Manager

By:     /s/ David T. Foil
Name: David T. Foil
Title: President

WELLS TIMBERLAND REIT, INC.

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

WELLS TIMBERLAND TRS, INC.

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

WELLS TIMBERLAND HBU, LLC

By:	Wells Timberland Management Organization,LLC, as Manager

By:	/s/ Brian M. Davis
Name: Brian M. Davis
Title: SVP and Chief Financial Officer

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ADMINISTRATIVE AGENT AND LENDER:
COBANK, ACB,
as Administrative Agent and a Lender
By: /s/ Hal Nelson
Name: Hal Nelson
Title: Vice President
OTHER Lenders:

AGFIRST FARM CREDIT BANK

By: /s/ J. Michael Mancini
Name: J. Michael Mancini
Title: Vice President, Relationship Lending

WELLS FARGO BANK, N.A.

By:	/s/ John D. Altmeyer
Name: John D. Altmeyer
Title: Vice President
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Theodore W. Cox
Name: Theodore W. Cox
Title: Executive Director

By:	/s/ Brett Delfine
Name: Brett Delfine
Title: Executive Director

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ C. Ray Smith
Name: C. Ray Smith
Title: Director

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VOTING PARTICIPANTS (pursuant to
Section 11.10(d):

FARM CREDIT BANK OF TEXAS

By: /s/ Chris M. Levine
Name: Chris M. Levine
Title: Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ John Zhang
Name: John Zhang
Title: Vice President

FARM CREDIT WEST, FLCA

By:	/s/ Ben Madonna
Name: Ben Madonna
Title: Vice President

UNITED FCS, FLCA, DBA FCS COMMERCIAL FINANCE GROUP

By:	/s/ Lisa Caswell
Name: Lisa Caswell
Title: Vice President